Intel Corporation
2200 Mission College Blvd.
Santa Clara, CA 95054-1549
News Release

Intel to Change Financial Reporting Structure

SANTA CLARA, Calif., April 7, 2014 -- Beginning with the publication of Intel Corporation’s first-quarter earnings report on Tuesday, April 15, the company will revise the presentation of its operating segments to reflect changes in our organizational model, which are aligned with our critical objectives. The company is providing our financial reporting structure now, as shown below, in order to give visibility into the new model. Actual results will be reported with the first-quarter earnings report.

These changes will be comprised of the following:

•
PC Client Group (PCCG): PCCG will now include the results of our gateway and set-top box business, previously reported as the Service Provider Group within the other Intel architecture (Other IA) operating segments.

•	Data Center Group (DCG): DCG will now include the communications infrastructure portion of the Intelligent Systems Group, which had been previously reported in the Other IA operating segments.

•
Internet of Things Group (IOTG): The newly formed IOTG includes the embedded portion of the Intelligent Systems Group. Wind River Software Group (Wind River) will also transfer from the software and services operating segments to be part of the newly formed IOTG.

•	Mobile and Communications Group (MCG): MCG includes the Phone Group, the Tablet Group, and Multi-Comm, all previously part of the Other IA operating segments.

•
Software and services operating segments: The software and services operating segments will reflect the removal of Wind River. McAfee, Inc. (McAfee) and the Software and Solutions Group will continue to be part of the aggregated software and services operating segments.

•
All Other: All other will now include the remaining components of the Other IA operating segments: specifically, New Devices Group and Netbook Group. All other will continue to include Non-Volatile Memory (NVM) and Corporate.

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	Three Months Ended					Twelve Months Ended
	Mar 29, 2014	Dec 28, 2013	Sep 28, 2013	Jun 29, 2013	Mar 30, 2013	Dec 28, 2013	Dec 29, 2012
Net Revenue
PC Client Group
Data Center Group
Internet of Things Group
Mobile and Communications Group
Software and services operating segments
All other
TOTAL NET REVENUE

Operating income (loss)
PC Client Group
Data Center Group
Internet of Things Group
Mobile and Communications Group
Software and services operating segments
All other
TOTAL OPERATING INCOME

•
PC Client Group: Delivering platforms designed for the notebook (including Ultrabook devices and 2 in 1 systems) and the desktop (including all-in-ones and high-end enthusiast PCs); wireless and wired connectivity products; as well as gateway and set-top box components.

•	Data Center Group: Delivering platforms designed for the server, workstation, networking and storage computing market segments.

•
Internet of Things Group: Delivering platforms designed for embedded applications for medical, automotive, industrial, retail, and other market segments; as well as software-optimized products for the embedded and mobile market segments.

•
Mobile and Communications Group: Delivering platforms designed for the tablet and smartphone market segments; as well as mobile communications components such as baseband processors, radio frequency transceivers, Wi-Fi, Bluetooth*, global navigation satellite systems, and power management chips.

•	Software and services operating segments consists of the following:

◦	McAfee: A wholly owned subsidiary delivering software products for endpoint security, network and content security, risk and compliance, and consumer and mobile security.

◦	Software and Services Group: Delivering software products and services that promote Intel architecture as the platform of choice for software development.

•	All other consists of the following:

◦	Non-Volatile Memory Solutions Group: Delivering NAND flash memory products for use in a variety of devices.

◦	Netbook Group: Delivering platforms designed for the netbook market segment.

◦
New Devices Group: Delivering reference devices and technology platforms ready to be used by customers as well as System-on-Chip architecture specifically designed for wearable and other emerging compute opportunities.

◦	Corporate: Revenue, expenses, and charges such as:

▪	Amounts included within restructuring and asset impairment charges;

▪	A portion of profit-dependent compensation and other expenses not allocated to the operating segments;

▪	Divested businesses for which discrete operating results are not regularly reviewed by our chief executive officer;

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▪	Results of operations of startup businesses that support our initiatives, including our foundry business;

▪	Acquisition-related costs, including amortization and any impairment of acquisition-related intangibles and goodwill.

About Intel
Intel (NASDAQ: INTC) is a world leader in computing innovation. The company designs and builds the essential technologies that serve as the foundation for the world’s computing devices. Additional information about Intel is available at newsroom.intel.com and blogs.intel.com.

Intel, Core and the Intel logo are trademarks of Intel Corporation in the United States and other countries.

* Other names and brands may be claimed as the property of others.